Exhibit 32.1

SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, M. Farooq Kathwari, hereby certify that the June 30, 2015 Annual Report on Form 10-K as filed by Ethan Allen Interiors Inc. (the "Company"), which contains the Company's financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ M. Farooq Kathwari	Chairman, President and
(M. Farooq Kathwari)	Chief Executive Officer

August 11, 2015